UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2013

KEDEM PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54455	98-0633727
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8755 Ash Street, Suite 1
Vancouver, British Columbia, Canada V6P 6T3
(Address of principal executive offices) (Zip Code)

(604) 324-4844
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2013, Kedem Pharmaceuticals Inc. (the “Company”) received the resignation of Audrey Lew as the Chief Financial Officer of the Company, effective immediately.  Ms. Lew’s resignation did not result from any disagreement with the Company regarding its operations, policies, practices or otherwise.  Concurrent with Ms. Lew’s resignation, Christian Bezy, a director of the Company, was appointed as its new Chief Financial Officer.

On January 7, 2013, the Company received the resignation of Dr. Hassan Salari as the President, Chief Executive Officer, Secretary, Treasurer and a director of the Company, effective immediately.  Dr. Salari’s resignation did not result from any disagreement with the Company regarding its operations, policies, practices or otherwise.

As a result of Dr. Salari’s resignation, the Company’s Board of Directors and audit committee were each reduced from two members to one. The remaining director and audit committee member, Mr. Bezy, was concurrently appointed to replace Dr. Salari as the Company’s President, Chief Executive Officer, Secretary and Treasurer.

Christian Bezy

Mr. Bezy is a 57 year old businessman and has been a director of the Company since May 14, 2009.  He has over 30 years of experience in the mining industry, managing a large number of employees in several million dollar companies. From 2008 to the present, he has been a Senior Geologist for Genivar Income Fund (Mining and Geology). From November 2006 to February 2008, Mr. Bezy was the Chief Geologist with Semafo Inc., and from 2004 to 2006, he was the Senior Geologist at Richmont Mines Ltd. (East Amphi).

Between 2002 and 2003, Mr. Bezy was the Senior Geologist at Mines McWatters, Sigma-Lamaque Complex in Canada. Prior to that date, he was a geologist at the les Mines d’or Kiena in Quebec. Mr. Bezy has worked for several resource companies in Canada, including Kiena, Sigma, East-Amphi, Abcourt, Dorval, Mt-Laurier, and Mt-Wright at Fermont, and Samira in West Africa. He obtained his B.Sc. in Geology from the University of Quebec in Montreal in 1978. Mr. Bezy has experience managing employees and consummating business deals.

During the past five years, Mr. Bezy has not been a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2013	KEDEM PHARMACEUTICALS INC.

	By:	/s/ Christian Bezy
Christian Bezy
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director